Exhibit 10.1

                              AMENDED AND RESTATED
                             ADEPT TECHNOLOGY, INC.
                            2004 DIRECTOR OPTION PLAN

     1. Purposes of the Plan. The purposes of this 2004 Director Option Plan are to attract and retain the best available individuals for service as Eligible Directors of the Company, to provide additional incentive to the Eligible Directors of the Company to serve as Directors, to encourage their continued service on the Board, and to build a proprietary interest among the Eligible Directors and thereby secure for the Company's shareholders the benefits associated with common stock ownership by those who will oversee the Company's future growth and success. The Plan permits the grant of stock options that are not intended to qualify as "incentive stock options" under Section 422 of the Code.

     2. Definitions. As used herein, the following definitions shall apply:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" means the common stock of the Company.

          (d)  "Company" means Adept Technology, Inc., a California corporation.

          (e)  "Director" means a member of the Board.

          (f) "Eligible Director" means a Director who is not an employee of the Company or any Parent or Subsidiary of the Company. For the purposes of this Plan, the payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (i) "Option" means a stock option granted pursuant to the Plan.

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          (j) "Option Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

          (k) "Optioned Stock" means the Common Stock subject to an Option.

          (l) "Optionee" means a Director who holds an Option.

          (m) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (n) "Plan" means this Adept Technology, Inc. 2004 Director Option
Plan.

          (o) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (p) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

          (a) General. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be available grant and issuance under the Plan is 60,000 Shares. The Shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company.

          (b) Effect of Grant; Delivery of Shares as Payment. Upon the granting of an Option, the number of Shares available under Section 3(a) for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted; provided, however, that if any Option is exercised by tendering Shares to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 3(a) shall be increased by the number of Shares so tendered.

          (c) Cancelled Options. Whenever any outstanding Option or portion thereof expires, is canceled, forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the Option may again be the subject of Options granted under the Plan (unless the Plan has terminated).

     4. Administration and Grants of Options under the Plan.

          (a) Procedure for Grants. All grants of Options to Eligible Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 4. No person shall have any discretion to select which Eligible Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Eligible Directors.

          (b) Initial Grant. Each Eligible Director who first becomes an Eligible Director after the effective date of this Plan shall be automatically granted an Option to purchase 10,000 Shares (the "First Option") on the date on which such person first becomes an Eligible Director (whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy); provided, however, that a Director who is not an Eligible Director, who first becomes an Eligible Director by virtue of ceasing to be an employee of the Company or any Parent or Subsidiary while remaining a Director, shall not receive a First Option.

          (c) Annual Grant. Each Eligible Director shall be automatically granted an Option to purchase 2,000 Shares (a "Subsequent Option") at the next meeting of the Board of Directors following the annual meeting of the shareholders of the Company in each year that the Plan is in effect provided he or she is then an Eligible Director and if as of such date, he or she has served on the Board for at least the preceding six (6) months prior to such date. Notwithstanding the foregoing, for the fiscal year ending June 30, 2005 only, the Subsequent Option grant shall not be made at the next meeting of the Board following the annual meeting of shareholders, but rather, shall be made at the March 9, 2005 meeting of the Board of Directors.

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          (d) Shareholder Approval. Notwithstanding the provisions of Sections
4(b) and (c) hereof, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 13 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 13 hereof.

          (e) Option Agreement. Each Option shall be evidence by an Option Agreement, in such form as the Board shall approve, containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.

          (f) Duration. The term of each Option shall be ten (10) years from the date of grant, unless terminated earlier pursuant to Section 8 hereof.

          (g) Exercise Price. The exercise price per Share of each Option shall be 100% of the Fair Market Value of a Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value of a Share on the next trading day immediately following the date of grant of the Option. Notwithstanding the foregoing, if the recipient of the Option, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant of such Option.

          (h) Vesting.

               (i) Initial Grants. Subject to Section 10 hereof, each First Option shall become exercisable as to twenty-five percent (25%) of the Shares subject to the First Option one year after its date of grant and as to 1/48th of the shares each month thereafter so that the First Option shall be fully exercisable four (4) years after the date of grant, provided that the Optionee continues to serve as a Director as of such dates.

               (ii) Annual Grants. Subject to Section 10 hereof, each Subsequent Option shall become exercisable as to 1/48th of the Shares subject to the Subsequent Option on each monthly anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

     5. Eligibility. Options may be granted only to Eligible Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company or the Company's shareholders may have to terminate the Director's relationship with the Company at any time.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board, subject to its approval by the shareholders of the Company as described in Section 13. It shall continue in effect for a term of ten (10) years from adoption unless sooner terminated under Section 11.

     7. Exercise of Option.

          (a) Right to Exercise. Each Option shall be exercisable only while the Eligible Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

          (b) Procedure for Exercise. Subject to the terms and conditions of the Plan, an Option shall, to the extent then exercisable pursuant to Section 4, be exercisable in whole or in part by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 13 hereof has been obtained. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms: (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Board) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Board or (c) a combination of cash and the transfer of Shares. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Board. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Company, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

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          (c) Rights as a Shareholder Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

     8. Termination of Continuous Status as a Director

          (a) General. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Options, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the option's ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (b) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the option's ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (c) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of the option's ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9. Non-Transferability of Options. Unless determined otherwise by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

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     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
Sale or Change of Control.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale.

               (i) In the event of a merger or equivalent plan of reorganization of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If such successor corporation assumes or substitutes an equivalent option for the Option, the Option or equivalent option shall continue to become exercisable as provided in Section 4 hereof for so long as Optionee remains a Director or the Optionee serves as a director of the successor corporation or a Parent or Subsidiary of the successor corporation. Upon the Optionee's termination of status as a Director of the Company or of the successor (or Parent or Subsidiary thereof), as applicable, Optionee's outstanding Option(s) shall become fully exercisable, including as to Shares as to which such Option(s) would not otherwise be exercisable, and shall remain exercisable in accordance with Sections 8(c) through (e) above.

               (ii) In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

     11. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange or quotation system rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding the foregoing, and subject to adjustment pursuant to
Section 10, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance or reduce the exercise price of outstanding Options, unless approved by the Company's shareholders.

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          (b) Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12. Conditions Upon Issuance of Shares.

          (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          (c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant of an Option, or issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant an Option or issue or sell such Shares as to which such requisite authority shall not have been obtained.

     13. Shareholder Approval. This Plan shall be effective on the date determined by the Board, subject to the approval of the Plan by the Company's shareholders. All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the Company's shareholders prior to the first anniversary date of the effective date of the Plan; provided that if such approval by the shareholders of the Company is not obtained, all Options previously granted under this Plan shall be void. Shareholder approval of this Plan shall be obtained in the degree and manner required under applicable state and federal law.